Data & Consulting Services
Division of Schlumberger Technology Corporation

1310 Commerce Drive
Park Ridge 1
Pittsburgh, PA 15275-1011
Tel: 412-787-5403
Fax: 412-787-2906

Schlumberger

CONSENT OF DATA & CONSULTING SERVICES DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

We hereby consent to the inclusion of information included or incorporated by reference in this Registration Statement of BreitBurn Energy Partners L.P. (the "Partnership") on Form S-3 with respect to the oil and gas reserves of Quicksilver Resources, Inc.'s Northeast Operations, as of December 31, 2004, 2005, 2006, and 2007, which information has been included or incorporated by reference in this Registration Statement on Form S-3 in reliance upon the reports of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to the reference to this firm under the heading "Experts" in the prospectus, which is part of such Registration Statement.

Data & Consulting Services
Division of Schlumberger Technology Corporation

By: Charles M. Boyer II, P.G.
Title: Operations Manager
Pittsburgh Consulting Services

Pittsburgh, Pennsylvania
July 17, 2008